Exhibit 3.1

Certificate of Incorporation

of

Professional Detailing, Inc.

The undersigned, being a natural person, solely for the purpose of organizing a corporation under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation is Professional Detailing, Inc. (hereinafter called the “Corporation’’).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware, Kent County, 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc. The Corporation’s principle executive offices are located at 599 MacArthur Boulevard, Mahwah, New Jersey 07430.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which this Corporation shall have authority to issue is 35,000,000 shares, consisting of (i) 30,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of this Corporation.

(a) Common Stock.

1. General. All shares of Common Stock are of one class. All authorized and outstanding shares of Common Stock are to be fully paid and non-assessable. The Common Stock has no preemptive, conversion or other subscription rights to subscribe for any shares of any class of stock of this Corporation whether now or hereafter authorized. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. No Pre-emptive Rights. No holder of any of the shares of the Common Stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, partnerships, corporations, associations or other entities and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

3. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

4. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

5. Liquidation- Upon the dissolution or liquidation of this Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of this Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

(b) Preferred Stock.

1. General. The Board of Directors, in the exercise of its discretion, is authorized to issue the undesignated Preferred Stock in one or more series, to determine the powers, preferences and rights, and qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders

2. No Pre-emptive Rights. No holder of any of the shares of any series of Preferred Stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, partnerships, corporations, associations or other entities and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

FIFTH: The name and the mailing address of the incorporator are as follows:

Name	Mailing Address
Terence O’Brien	Morse, Zelnick, Rose & Lander, LLP 450 Park Avenue New York, New York 10022

SIXTH: The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation.

SEVENTH: (a) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. The original or other Bylaws of the Corporation may be adopted, amended or repealed by the initial directors. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

(b) Until the consummation of an initial public offering (an “IPO”) of the Common Stock under the Securities Act of 1933, as amended (the “Act”), the Corporation shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of the directors then in office. Immediately upon the consummation of an IPO, the following provisions shall apply:

1. Number of Directors. The number of directors of the Corporation shall not be less than one. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation’s Bylaws.

2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then if such fraction is one-third, the extra director shall be a member of Class II, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and one of the extra directors shall be a member of Class III, unless otherwise provided from time to time by resolution adopted by the Board of Directors. The persons who shall serve as the initial Class I, Class II and Class III directors upon consummation of the IPO may be designated by the Board of Directors prior to such IPO.

3. Election of Directors/Terms of Office. Election of directors need not be by written ballot except as and to the extent provided in the Bylaws of the Corporation. Except as otherwise provided herein, each director shall serve for a term ending on the date of the third annual meeting of the stockholders following the annual meeting at which such director was elected. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office for cause. Each initial Class I director shall serve for a one year term; each initial Class II director shall serve for a two year term; and each initial Class III director shall serve for a three year term. Notwithstanding the foregoing, the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

4. Allocation of Directors among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

5. Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right to vote separately by class or series to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes provided by this Article Seventh, unless expressly provided by such terms.

6. Removal. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors.

7. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled only by a vote of a majority of directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

8. Stockholder Nominations and Introductions of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

9. Committees. Wherever the term “Board of Directors” is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however that to the extent any committee of directors of the Board of Directors exists, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

10. Amendments to Article. Notwithstanding any other provision of law, this Certificate of Incorporation or the Bylaws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors shall be required to amend or repeal or to adopt any provision inconsistent with this Article SEVENTH.

EIGHTH: The Corporation is to have perpetual existence.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: Whenever the Corporation shall be authorized to issue only one class of stock each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

TWELFTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers mentioned in this Article Twelfth. Notwithstanding the indemnification provisions throughout the Certificate of Incorporation, the Corporation, shall not be obligated, contractually or otherwise, to indemnify its directors and officers with respect to proceedings initiated or brought by any officer or director and not by way of defense, or, for any amounts paid in settlement of any proceeding against any officer or director, without the prior written consent of the Company.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

THIRTEENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Thirteenth.

FOURTEENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws, amendments thereto, or amendments to this Certificate of Incorporation may provide. The books of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws, and amendments thereto, or by the amendments to this Certificate of Incorporation.

FIFTEENTH: At any time during which a class of capital stock of this Corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of this Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of this Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of this Corporation issued and outstanding and entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Fifteenth.

SIXTEENTH: Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors of the Corporation, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors of the Corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, the Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with this Article Sixteenth.

Dated: February 10, 1998

/s/ Terence O’Brien
Terence O’Brien, Incorporator

CERTIFICATE OF MERGER

OF

PROFESSIONAL DETAILING, INC.

[a New Jersey Corporation]

AND

PROFESSIONAL DETAILING, INC.

[a Delaware Corporation]

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) Professional Detailing, Inc., which is incorporated under the laws of the State of New Jersey (“PDI-NJ”); and

(ii) Professional Detailing, Inc., which is incorporated under the laws of the State of Delaware (“PDI-Del”).

2. The Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law, to wit, by PDI-NJ in accordance with the laws of the State of New Jersey and by PDI-Del in the same manner as is provided in Section 251 of the Delaware General Corporation Law.

3. The name of the surviving corporation in the merger herein certified is Professional Detailing, Inc., a Delaware corporation, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4. The Certificate of Incorporation of PDI-Del. as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law,

5. The executed Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

599 MacArthur Boulevard

Mahwah, New Jersey 07430

6. A copy of the aforesaid Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The authorized capital stock of PDI-NJ consists of 2,500 shares without par value.

8. The merger of PDI-NJ with and into PDI-Del shall be effective immediately upon the filing of this Certificate of Merger.

Executed on this 13th day of May, 1998

PROFESSIONAL DETAILING, INC.
A Delaware Corporation

By:	/s/ Charles T. Saldarini
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

PROFESSIONAL DETAILING, INC.

(Pursuant to Section 242 of

the Delaware General Corporation Law)

Professional Detailing, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”) does hereby certifies that:

1. The name of the corporation is Professional Detailing, Inc.

2. The Board of Directors of the Corporation duly adopted resolutions setting forth two (2) proposed amendments (the “Amendments”) to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring the Amendments’ advisability to its stockholders, and directing that the Amendments be considered at the year 2001 annual meeting of the stockholders of the Corporation. At the year 2001 annual meeting of stockholders of the Corporation, a majority of the stockholders approved the Amendments. The Amendments provide as follows:

(i) That Article First of the Certificate of Incorporation shall be amended to read in its entirety as follows:

“FIRST: The name of the corporation is PDI, Inc. (hereinafter called the “corporation”)”;

and

(ii) That the first paragraph of Article Fourth of the Certificate of Incorporation shall be amended to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which this corporation shall have authority to issue is 105,000,000, consisting of (i) 100,000,000 shares of common stock, $.01 par value per share (“Common Stock”) and (ii) 5,000,000 shares of preferred stock, $.01 par value per share (the “Preferred Stock”).”

3. The Amendments herein certified have been duly adopted in accordance with the provisions of Section 242 of the DGCL by the Board of Directors.

4. This Certificate of Amendment shall become effective as of 8:00 a.m., Eastern Standard Time, on October 1, 2001.

Executed on this 28th day of September, 2001.

Professional Detailing, Inc.

By:	/s/ Bernard C. Boyle
Bernard C. Boyle
Executive Vice President and Chief Financial Officer

CERTIFICATE OF OWNERSHIP AND MERGER

OF

LIFECYCLE VENTURES, INC.

(a Delaware corporation)

INTO

PDI, INC.

(a Delaware corporation)

PDI, Inc. (hereinafter referred to as the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

1. The Corporation is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of the stock of LifeCycle Ventures, Inc. (hereinafter referred to as “LCV”), which is also a business corporation of the State of Delaware.

3. On December 21, 2001, the Board of Directors of the Corporation adopted the following resolutions to merge LCV into the Corporation:

RESOLVED:	That LCV be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of LCV be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by LCV in its name.

RESOLVED:	That this Corporation shall assume all of the obligations of LCV.

RESOLVED:	That this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

RESOLVED:	That the merger of LCV into the Corporation shall be effective as of 11:59 p.m. December 31, 2001.

Executed on this 24th day of December, 2001.

PDI, INC.

By:	/s/ Bernard C. Boyle
Bernard C. Boyle, Executive Vice President, Secretary and Chief Financial Officer

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION OF

PDI, INC.

PDI, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify that:

1. The name of the Corporation is PDI, Inc.

2. The Board of Directors of the Corporation duly adopted resolutions approving and setting forth this proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring the Amendment’s advisability to its stockholders, and directing that the Amendment be considered at the 2012 annual meeting of the stockholders of the Corporation. At the annual meeting of the stockholders of the Corporation held on June 5, 2012, holders of a majority of the outstanding shares of the Corporation’s common stock, being the only outstanding class of the Corporation’s capital stock entitled to vote, voted in favor of the adoption of the Amendment.

3. The Amendment provides as follows:

The first paragraph of ARTICLE FOURTH of the Corporation’s Certificate of Incorporation is amended to read as follows:

FOURTH: The total number of shares of all classes of stock which this corporation shall have authority to issue is 45,000,000, consisting of (i) 40,000,000 shares of common stock, par value $.01 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”).

4. The Amendment herein certified has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation of PDI, Inc. has been executed as of this 5th day of June, 2012.

PDI, Inc.

By:	/s/ Nancy Lurker
Name:	Nancy Lurker
Title:	Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT

Section 253

CERTIFICATE OF OWNERSHIP

MERGING

TVG 1, INC.

INTO

PDI, Inc.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

PDI, Inc., a corporation incorporated on the 10th day of February, 1998, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 90% of the capital stock of TVG 1, Inc., a corporation incorporated on the 19th day of September, 1986, A.D., pursuant to the provisions of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted on the 24th day of December, 2014, A.D., determined to and did merge into itself said TVG 1, Inc., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 90% of the outstanding stock of TVG 1, Inc., a corporation organized and exiting under the laws of the State of Delaware, and

WHEREAS this corporation desires to merge into itself the said TVG 1, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said TVG 1, Inc. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said TVG 1, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 29th day of December, 2014 A.D.

By:	/s/ Graham Miao
Authorized Officer
Name:	Graham Miao
Print or Type
Title:	Chief Financial Officer & EVP

(Insert if applicable)

FURTHER RESOLVED, that ___________________________ relinquishes its corporate name and assumes in place thereof the name ____________________________________________________________.

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION OF

PDI, INC.

PDI, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1. The name of the Corporation is PDI, Inc.

2. The Board of Directors of the Corporation duly adopted resolutions approving and setting forth this proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), declaring the Amendment’s advisability, and directing that the Amendment be considered at a special meeting of the stockholders of the Corporation. Thereafter a special meeting of the stockholders of the Corporation was held, at which holders of a majority of the outstanding shares of the Corporation’s common stock, being the only outstanding class of the Corporation’s capital stock entitled to vote, voted in favor of the adoption of the Amendment.

3. The Amendment provides as follows:

That the first paragraph of ARTICLE FOURTH of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

FOURTH: The total number of shares of all classes of stock which this corporation shall have authority to issue is 105,000,000, consisting of (i) 100,000,000 shares of common stock, par value $.01 per share (“Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”).

4. The Amendment herein certified has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation of PDI, Inc. has been executed as of this 22nd day of December.

PDI, Inc.

By:	/s/ Nancy Lurker
Name:	Nancy Lurker
Title:	Chief Executive Officer

Signature Page to Charter Amendment re: Authorized Shares

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION OF

PDI, INC.

PDI, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1. The name of the Corporation is PDI, Inc.

2. The Board of Directors of the Corporation duly adopted resolutions approving and setting forth this proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), declaring the Amendment’s advisability, and directing that the Amendment be considered at a special meeting of the stockholders of the Corporation. Thereafter a special meeting of the stockholders of the Corporation was held, at which holders of a majority of the outstanding shares of the Corporation’s common stock, being the only outstanding class of the Corporation’s capital stock entitled to vote, voted in favor of the adoption of the Amendment.

3. The Amendment provides as follows:

That ARTICLE FIRST of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

FIRST: The name of the corporation is Interpace Diagnostics Group, Inc. (hereinafter called the “Corporation”).

4. The Amendment herein certified has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation of PDI, Inc. has been executed as of this 22nd day of December, 2015.

PDI, Inc.

By:	/s/ Nancy Lurker
Name:	Nancy Lurker
Title:	Chief Executive Officer

Signature Page to Charter Amendment re: Name Change

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

INTERPACE DIAGNOSTICS GROUP, INC.

INTERPACE DIAGNOSTICS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: At the Effective Time, as defined below, of this Certificate of Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware, each ten (10) shares of the Corporation’s common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value $.01 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a cash payment in lieu of any fractional share created as a result of such reverse stock split equal to (i) the average closing price of the Old Common Stock as reported by The NASDAQ Capital Market for the five trading days immediately preceding the effective date of the reverse stock split by (ii) the amount of the fractional share.

SECOND: The foregoing amendment shall be effective at 5:00 p.m. (EST) on December 28, 2016 (the “Effective Time”).

THIRD: That the stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 28th day of December, 2016.

INTERPACE DIAGNOSTICS GROUP, INC.

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President & CEO

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation, organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

4. The name of the corporation is INTERPACE DIAGNOSTICS GROUP, INC.

5. The Registered Office of the corporation in the State of Delaware is changed to 251 Little Falls Drive, in the City of Wilmington, DE, County of New Castle, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company.

6. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ James E. Early
Authorized Officer

Name	James E. Early
Print or Type

INTERPACE DIAGNOSTICS GROUP, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

AND

SERIES A-1 CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

INTERPACE DIAGNOSTICS GROUP, INC., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Section 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation on July 12, 2019:

RESOLVED, pursuant to authority expressly set forth in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock designated as the Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation and the issuance of a series of Preferred Stock designated as the Series A-1 Convertible Preferred Stock, par value $0.01 per share, of the Corporation is each hereby authorized and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and this Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock is hereby approved as follows:

SERIES A AND SERIES A-1 CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 9(e) below, deemed to be issued) by the Corporation after the Issuance Date, other than: (a) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Senior Preferred Stock; (b) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 9(a), Section 9(b) or Section 9(c); (c) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the approval of at least one Series A Director; (d) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case, provided such issuance is pursuant to the terms of an Option or Convertible Security that is issued and outstanding prior to the Issuance Date (clauses a – d collectively, “Exempted Securities”).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock in accordance with the terms hereof.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Deemed Liquidation” shall mean (a) a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

“DGCL” shall mean the Delaware General Corporation Law.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means any holder of Senior Preferred Stock.

“Issuance Date” means July 15, 2019.

“Minimum Price” means the lower of (a) the closing price of Common Stock (as reflected on Nasdaq.com) on the Trading Day immediately preceding the Issuance Date; or (b) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five Trading Days immediately preceding the Issuance Date.

“Net Revenue” means the consolidated net revenue recognized by the Corporation as set forth on the Corporation’s audited consolidated statement of operations for the twelve month period ended December 31, 2020, as reported by the Corporation on Form 10-K as filed with the Commission, in each case, solely to the extent such consolidated net revenue arises from the Corporation’s clinical testing business (which for the avoidance of doubt will exclude any products or services acquired or licensed by the Corporation or any of its direct or indirect subsidiaries from and after the Issuance Date, including pursuant to that certain Secured Creditor Asset Purchase Agreement, entered into by a subsidiary of the Corporation on the Issuance Date).

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Corporation’s preferred stock, par value $0.01 per share.

“Series A Adjustment Amount” means an amount equal to the product, of: (a) three cents ($0.03); multiplied by (b) (the amount, if any, by which the Net Revenue is less than Thirty Four Million Dollars ($34,000,000)) divided by 1,000,000; provided, however, in no event will the Series A Adjustment Amount equal an amount greater than twenty one cents $0.21 per share (it being understood that the Series A Adjustment Amount shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

“Series A Conversion Price” means an amount initially equal to eighty cents ($0.80) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) minus the Series A Adjustment Amount, subject to adjustment as provided herein.

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“Series A Conversion Ratio” means, for each share of Series A Preferred Stock, the ratio obtained by dividing the Series A Liquidation Amount of such share by the Series A Conversion Price.

“Series A Liquidation Value” means an amount equal to the Series A Liquidation Amount divided by the number of shares of Series A Preferred Stock outstanding.

“Series A-1 Liquidation Value” means an amount equal to the Series A-1 Liquidation Amount divided by the number of shares of Series A-1 Preferred Stock outstanding.

“Series A Mandatory Conversion Price” means an amount equal to eighty cents ($0.80) minus the Series A Adjustment Amount.

“Series A Minimum Voting Ratio” means, for each share of Series A Preferred Stock, the ratio obtained by dividing the Stated Value by Eighty Cents ($0.80) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

“Stated Value” means $100,000 per share.

“Threshold Amount” means 19.99% of the number of shares of Common Stock outstanding immediately prior to the issuance of Senior Preferred Stock on the Issuance Date.

“Trading Day” means a day on which the Common Stock is traded for any period on a principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2. Designation, Amount and Par Value; Assignment.

(a) The first series of Preferred Stock designated by this Certificate of Designation shall be designated as the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be 270. The second series of Preferred Stock designated by this Certificate of Designation shall be designated as the Corporation’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock” and together with the Series A Preferred Stock, the “Senior Preferred Stock”) and the number of shares so designated shall be 80. The Senior Preferred Stock shall have a par value of $0.01 per share.

(b) The Corporation shall register shares of the Senior Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Senior Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Senior Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. Shares of Senior Preferred Stock may be issued solely in book-entry form or, if requested by any Holder, such Holder’s shares may be issued in certificated form. The Corporation shall register the transfer of any shares of Senior Preferred Stock in the Senior Preferred Stock Register, upon surrender of the certificates (if applicable) evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate (or book-entry notation, if applicable) evidencing the shares of Senior Preferred Stock so transferred shall be issued to the transferee and a new certificate (or book-entry notation, if applicable) evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within two (2) Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

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Section 3. Dividends.

(a) From and after the third (3rd) anniversary of the Issuance Date, each share of Series A-1 Preferred Stock shall accrue dividends at the rate per annum of twelve percent (12%) of the Stated Value plus the amount of previously declared or accrued, and not previously paid dividends (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Series A-1 Accruing Dividends”). The Series A-1 Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative and be compounded quarterly; provided, however, that except as set forth in the following sentence of this Section 3(a) such Series A-1 Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series A-1 Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than the Series A Accruing Dividend and dividends on shares of Common Stock payable in shares of Common Stock) unless the Holders of the Series A-1 Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A-1 Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Series A-1 Accruing Dividends then accrued on such share of Series A-1 Preferred Stock and not previously paid, plus (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A-1 Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable had such share of Series A-1 Preferred Stock been converted into Series A Preferred Stock pursuant to Section 7 immediately prior to such dividend and immediately thereafter and effective prior to the consummation of such dividend each such share of Series A Preferred Stock had been converted to Common Stock pursuant to Section 8 without regard to the Exchange Cap, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A-1 Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) multiplying such fraction by an amount equal to the Stated Value; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A-1 Preferred Stock pursuant to this Section 3(a) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A-1 Preferred Stock dividend. Notwithstanding anything to the contrary herein, the Corporation shall not declare, pay or set aside a dividend on Series A-1 Preferred Stock consisting of Common Stock prior to the Nasdaq Approval Date.

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(b) From and after the initial issuance date of a share of Series A Preferred Stock, including the date of conversion of any shares of Series A-1 Preferred Stock into Series A Preferred Stock, each such share of Series A Preferred Stock shall accrue dividends at the rate per annum of six percent (6%) of the Stated Value plus the amount of previously declared or accrued, and not previously paid dividends (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Series A Accruing Dividends”). The Series A Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative and be compounded quarterly; provided, however, that except as set forth in the following sentence of this Section 3(b) such Series A Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series A Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than the Series A-1 Accruing Dividend and dividends on shares of Common Stock payable in shares of Common Stock) unless the Holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Series A Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid, plus (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock pursuant to Section 8 without regard to the Exchange Cap, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) multiplying such fraction by an amount equal to the Stated Value; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the Holders of Series A Preferred Stock pursuant to this Section 3(b) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. Notwithstanding anything to the contrary herein, the Corporation shall not declare, pay or set aside a dividend on Series A Preferred Stock consisting of Common Stock prior to the Nasdaq Approval Date.

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Section 4. Voting Rights.

(a) Non-Voting Series A-1 Preferred Stock. The Series A-1 Preferred Stock shall have no voting rights.

(b) General Series A Preferred Stock Voting Rights. From and after the Issuance Date until the earlier of: (i) the day following the Next Meeting Date (as defined below); and (ii) six (6) months following the Issuance Date (the “Voting Date”), the Series A Preferred Stock shall have no voting rights (the “Voting Block”); provided, however, that the Voting Block shall not apply to Section 4(c)(i), Section 4(c)(ii), Section 4(c)(iii), Section 4(c)(iv), Section 4(c)(vi), Section 4(d) or Section 4(e); provided, further, that from and after the day following the Next Meeting Date, the Voting Block shall not apply. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the lesser of: (a) the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such Holder are convertible as of the record date for determining stockholders entitled to vote on such matter; and (b) the number of whole shares of Common Stock equal to the number of shares of Series A Preferred Stock held by such Holder as of the record date for determining stockholders entitled to vote on such matter multiplied by the Series A Minimum Voting Ratio; provided, however, that at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting) pursuant to which the record date for determining the stockholders entitled to vote at such meeting (or by written consent) occurs prior to the Nasdaq Approval Date, each share of Series A Preferred Stock that exceeds the Exchange Cap shall have no voting rights (the “Voting Cap”); provided, further, that from and after the Nasdaq Approval Date, the Voting Cap shall not apply. Except as provided by law or by the other provisions of this Certificate of Designation, Holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

(c) Directors.

(i) After the Nasdaq Approval Date, for so long as at least 135 shares of Series A Preferred Stock remain outstanding that are not subject to the Voting Cap (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or if the Holders of Series A Preferred obtain an exemption to the Voting Cap from the Nasdaq Capital Market with respect to the right to appoint directors of the Corporation, the Holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation.

(ii) After the Nasdaq Approval Date, for so long as at least 90 shares of Series A Preferred Stock remain outstanding that are not subject to the Voting Cap (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or if the Holders of Series A Preferred obtain an exemption to the Voting Cap from the Nasdaq Capital Market with respect to the right to appoint directors of the Corporation, the Holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation.

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(iii) For so long as at least 45 shares of Series A Preferred Stock remain outstanding that are not subject to the Voting Cap (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the Holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (each director elected pursuant to this Section 4(c) shall hereinafter referred to as a “Series A Director”).

(iv) If the Corporation is unable to redeem for cash in compliance with Section 6 all of the shares of Senior Preferred Stock subject to a Redemption Notice in compliance with applicable law, the Holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect a majority of the directors of the Corporation then in-office.

(v) The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock), exclusively and voting together as a single class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

(vi) Any director elected pursuant to this Section 4(c) may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 4(c).

(d) Protective Provisions. Notwithstanding anything in this Certificate of Designation to the contrary, for so long as any shares of the Senior Preferred Stock remain outstanding, the following actions may only be taken by the Corporation or any of its direct or indirect subsidiaries with the written consent of Holders representing a majority of the outstanding shares of Senior Preferred Stock (voting as a single class):

(i) amend, waive, alter or repeal the preferences, rights, privileges or powers of the Holders of the Senior Preferred Stock;

(ii) amend, alter or repeal any provision of this Certificate of Designation in a manner that is adverse to the Holders of Senior Preferred Stock;

(iii) authorize, create or issue any equity securities senior to or pari passu with either series of the Senior Preferred Stock; or

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(iv) increase or decrease the number of directors constituting the Board.

(e) Additional Protective Provisions. Notwithstanding anything in this Certificate of Designation to the contrary, for so long as either: (i) at least 105 shares of Senior Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares); or (ii) at least 28 shares of Series A-1 Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the following actions may only be taken by the Corporation or any of its direct or indirect subsidiaries with the written consent with the consent of Holders representing a majority of the outstanding shares of Senior Preferred Stock (voting as a single class):

(A) (1) authorize, create or issue any debt securities for borrowed money or funded debt pursuant to which the Corporation or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security in the same transaction or a series of related transactions; or (2) authorize, create or issue any debt securities for borrowed money or funded debt pursuant to which the Corporation or any of its direct or indirect subsidiaries does not issue shares, warrants or any other convertible security in the same transaction or a series of related transactions exceeding $4.5 million initially (the “Debt Threshold”), excluding, however: (w) any capitalized and operating leases entered into by the Corporation or its direct or indirect subsidiaries in the ordinary course of business consistent with past practice; and (x) any debt incurred by the Corporation pursuant to the terms of the Corporation’s existing term loan and credit facility with Silicon Valley Bank as it is proposed to be expanded on the Issuance Date on similar terms with Silicon Valley Bank or another comparable credit facility provider subsequent to the Issuance Date; provided, that if the aggregate consolidated revenue recognized by the Corporation and its direct or indirect subsidiaries (the “Combined Revenue”) as reported by the Corporation on Form 10-K as filed with the Commission for any fiscal year ending after the Issuance Date exceeds $45 million dollars, the Debt Threshold for the following fiscal year shall increase to an amount equal to: (y) ten percent (10%); multiplied by (z) the Combined Revenue as reported by the Corporation on Form 10-K as filed with the Commission for the previous fiscal year;

(B) merge with or acquire all or substantially all of the assets of one or more other companies or entities with a value in excess of $20 million (the “Acquisition Threshold”); provided, that the Acquisition Threshold shall increase on a straight line basis to an amount up to $40 million, but in no event greater than $40 million, to the extent Combined Revenue for the then-most recently completed quarterly period as reported by the Corporation on Form 10-K as filed with the Commission or Form 10-Q as filed with the Commission, as applicable, falls between the Combined Revenue for the Corporation’s fiscal quarter ended on September 30, 2019, and 100% greater than the Combined Revenue for the Corporation’s fiscal quarter ended on September 30, 2019;

(C) materially change the nature of the business of the Corporation or any of its direct or indirect subsidiaries as it is proposed to be conducted as of the Issuance Date.;

(D) consummate any Liquidation (as defined below);

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(E) transfer, by sale, exclusive license or otherwise, material intellectual property rights of the Corporation or any of its direct or indirect subsidiaries, other than licenses, transfers or sales of products accomplished in the ordinary course of business consistent with past practice;

(F) declare or pay any cash dividend or make any cash distribution on any equity interests of the Corporation other than the Senior Preferred Stock;

(G) repurchase or redeem any shares of capital stock of the Corporation, except for: (1) the redemption of the Senior Preferred Stock pursuant to Section 5(e) or Section 6; or (2) repurchases of Common Stock under agreements previously approved by the Board of Directors of the Corporation with employees, consultants, advisors or others who performed services for the Corporation or any direct or indirect subsidiary in connection with the cessation of such employment or service;

(H) incur any additional individual debt, indebtedness for borrowed money or other additional liabilities pursuant to which the Corporation or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security in the same transaction or a series of related transactions; or (b) incur any individual debt, indebtedness for borrowed money or other liabilities pursuant to which the Corporation or any of its direct or indirect subsidiaries does not issue shares, warrants or any other convertible security in the same transaction or a series of related transactions in excess of the Debt Threshold (in each case, excluding: (i) any capitalized and operating leases entered into by the Corporation or its direct or indirect subsidiaries in the ordinary course of business consistent with past practice; (ii) any debt incurred by the Corporation pursuant to the terms of the Corporation’s existing term loan and credit facility with Silicon Valley Bank as it is proposed to be expanded on the Issuance Date on similar terms with Silicon Valley Bank or another comparable credit facility provider subsequent to the Issuance Date; and (iii) any purchase money financing in connection with the acquisition of equipment or otherwise); or

(I) change any accounting methods or practices of the Corporation or any of its direct or indirect subsidiaries, except for those changes required by GAAP or applicable regulatory agencies or authorities, including but not limited to the Securities and Exchange Commission and the Financial Accounting Standards Board, in each case, as consented to by the Corporation’s independent auditors.

(f) Notwithstanding the foregoing, nothing in Section 4(e) shall restrict the Corporation’s ability to adopt an at-the-market offering of its Common Stock or other public offering of Common Stock registered with the Commission on Form S-3 for up to $5 million worth of the Common Stock (“Permitted Financings”); provided, however, that Permitted Financings will not include any transaction or series of related transactions pursuant to which the Corporation issues warrants or any other convertible security without the written consent of Holders representing a majority of the outstanding shares of Senior Preferred Stock.

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Section 5. Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation (a “Liquidation”), the Holders of shares of Series A-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (on a pari passu basis with the holders of any class or series of Preferred Stock ranking on liquidation on a parity with the Series A-1 Preferred Stock), and before any payment shall be made to the Holders of Series A Preferred Stock, Common Stock or any other class or series of Preferred Stock ranking on liquidation junior to the Series A-1 Preferred Stock by reason of their ownership thereof, an amount per share of Series A-1 Preferred Stock equal to the greater of (based on the date of the related Liquidation): (a) from and after the Issuance Date until the second (2nd) anniversary of the Issuance Date, two times (2x) the Stated Value of such share of Series A-1 Preferred Stock; (b) after the second (2nd) anniversary of the Issuance Date until the third (3rd) anniversary of the Issuance Date, two and one-half times (2½x) the Stated Value of such share of Series A-1 Preferred Stock; or (c) from and after the third (3rd) anniversary of the Issuance Date three times (3x) the Stated Value of such share of Series A-1 Preferred Stock, plus any Series A-1 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon or (ii) such amount per share as would have been payable in respect of such share had such share been converted into Series A Preferred Stock pursuant to Section 7 immediately prior to such Liquidation and immediately thereafter and effective prior to the consummation of such Liquidation each such share of Series A Preferred Stock had been converted to Common Stock pursuant to Section 8 without regard to the Exchange Cap (the amount payable in respect of shares of Series A-1 Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series A-1 Liquidation Amount”). If upon any such Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Series A-1 Preferred Stock and any series of Preferred Stock ranking on liquidation on a parity with the Series A-1 Preferred Stock the full amount to which they shall be entitled under this Section 5(a), the Holders of shares of Series A-1 Preferred Stock and any series of Preferred Stock ranking on liquidation on a parity with the Series A-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A-1 Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) In the event of any Liquidation, the Holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (on a pari passu basis with the holders of any class or series of Preferred Stock ranking on liquidation on a parity with the Series A Preferred Stock), and before any payment shall be made to the holders of Common Stock or any other class or series of Preferred Stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof, an amount per share of Series A Preferred Stock equal to the greater of (i) the Stated Value of such share of Series A Preferred Stock, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 8 immediately prior to such Liquidation without regard to the Exchange Cap, (the amount payable in respect of shares of Series A Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Series A Preferred Stock and any series of Preferred Stock ranking on liquidation on a parity with the Series A Preferred Stock the full amount to which they shall be entitled under this Section 5(b), the Holders of shares of Series A Preferred Stock and any series of Preferred Stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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(c) In the event of any Liquidation, after the payment of all preferential amounts required to be paid to the Holders of shares of Series A-1 Preferred Stock, Series A Preferred Stock and any other series of Preferred Stock ranking on liquidation senior to the Common Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

(d) The Corporation shall not have the power to effect a Deemed Liquidation unless the definitive agreement regarding such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5 of this Certificate of Designation.

(e) If following a Deemed Liquidation the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within sixty (60) days after such Deemed Liquidation, then (i) the Corporation shall send a written notice to each Holder of Senior Preferred Stock no later than the sixtieth (60th) day after the Deemed Liquidation advising such Holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Senior Preferred Stock, and (ii) if the Holders of a majority of the then outstanding shares of Senior Preferred Stock so request in a written instrument delivered to the Corporation not later than sixty (60) days after receipt of such notice, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation) (the “Net Proceeds”), to the extent legally available therefor, on the one hundred fiftieth (150th) day after such Deemed Liquidation, to redeem all outstanding shares of Senior Preferred Stock at a price per share equal to the Series A-1 Liquidation Value or Series A Liquidation Value, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Senior Preferred Stock and of any other series of Preferred Stock ranking on redemption on parity with the Senior Preferred Stock that is required to then be redeemed, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall first redeem a pro rata portion of each Holder’s shares of Series A Preferred Stock and any such other series of Preferred Stock ranking on redemption on a parity with the Series A Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares. If upon any such redemption, the assets of the Corporation lawfully available to effect such redemption shall be insufficient to pay the Holders of shares of Series A Preferred Stock and any series of Preferred Stock ranking on redemption on a parity with the Series A Preferred Stock, the full amount to which they shall be entitled under this Section 5(e), the Holders of shares of Series A Preferred Stock and any series of Preferred Stock ranking on redemption on a parity with the Series A Preferred Stock shall share ratably in any distribution of the assets lawfully available for such redemption in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such redemption if all amounts payable on or with respect to such shares were paid in full, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Thereafter, the Corporation shall next redeem a pro rata portion of each Holder’s shares of Series A-1 Preferred Stock and any such other series of Preferred Stock ranking on redemption on parity with the Series A-1 Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares. If upon any such redemption, the assets of the Corporation lawfully available to effect such redemption shall be insufficient to pay the Holders of shares of Series A-1 Preferred Stock and any series of Preferred Stock ranking on redemption on a parity with the Series A-1 Preferred Stock, the full amount to which they shall be entitled under this Section 5(e), the Holders of shares of Series A-1 Preferred Stock and any series of Preferred Stock ranking on redemption on a parity with the Series A-1 Preferred Stock shall share ratably in any distribution of the assets lawfully available for such redemption in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such redemption if all amounts payable on or with respect to such shares were paid in full, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Section 6(b) below shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Senior Preferred Stock pursuant to this Section 5(e). Prior to the distribution or redemption provided for in this Section 5(e), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation, except to discharge expenses incurred in connection with such Deemed Liquidation or in the ordinary course of business consistent with past practice.

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(f) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity; provided, that the value of any such non-cash property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

Section 6. Redemption.

(a) If the Corporation shall have failed to obtain the Nasdaq Approval on, or prior to, the third (3rd) anniversary of the Issuance Date (the “Triggering Event Date”), each Holder shall have the right (the “Redemption Right”) beginning on the date following the Triggering Event Date to require the Corporation to redeem all of the shares of Series A Preferred Stock, if any, then held by such Holder that are convertible into a number of shares of Common Stock that exceeds the Exchange Cap and all of the shares of Series A-1 Preferred Stock then held by such Holder by delivering written notice thereof to the Corporation (the “Redemption Notice”) together with the applicable certificates, if any, representing such shares of Senior Preferred Stock which Redemption Notice shall indicate that Holder is electing to redeem such shares of Senior Preferred Stock. Each of the shares of Senior Preferred Stock subject to redemption by the Corporation pursuant to this Section 6(a) shall be redeemed by the Corporation at a price equal to the Series A-1 Liquidation Value or Series A Liquidation Value, as applicable. Payment of the Series A-1 Liquidation Value or Series A Liquidation Value, as applicable, required by this Section 6(a) shall be made in accordance with the provisions of Section 6(b). Notwithstanding anything to the contrary in this Section 6(a), until the Series A Liquidation Value for each share of Series A Preferred Stock subject to a Redemption Notice is paid in full, such shares of Series A Preferred Stock that have not been so redeemed under this Section 6(a) may be converted, in whole or in part, by Holder into Common Stock pursuant to Section 8; provided, that the Corporation shall not be obligated to pay Holder the Series A Liquidation Value in respect of any shares of Senior Preferred Stock subject to a Redemption Notice that are so converted into shares of Common Stock.

(b) If a Holder submits a Redemption Notice in accordance with Section 6(a), the Corporation shall pay such Holder an amount equal to the aggregate Series A-1 Liquidation Value or Series A Liquidation Value, as applicable, payable in respect of all Senior Preferred Stock held by such Holder to be redeemed pursuant to Section 6(a) by wire transfer of immediately available funds to the account(s) designated in the Redemption Notice as soon as reasonably practicable, but in no event later than sixty (60) days, following the date of such Redemption Notice. Upon payment of the aggregate Series A-1 Liquidation Value or Series A Liquidation Value, as applicable, in respect of any shares of Senior Preferred Stock subject to a Redemption Notice, such shares of Senior Preferred Stock will be automatically cancelled without any further action on the part of the Corporation, Holder or any other Person and such cancelled shares of Senior Preferred Stock shall no longer be issued and outstanding shares of capital stock of the Corporation. In the event that the Corporation does not pay to Holder any portion of the Series A-1 Liquidation Value or Series A Liquidation Value, as applicable, in respect of shares of Senior Preferred Stock subject to a Redemption Notice in full within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to applicable law), at any time thereafter and until the Corporation pays such Series A-1 Liquidation Value or Series A Liquidation Value, as applicable, in full, such Holder shall have the option, in lieu of redemption, to require the Corporation to promptly return to such Holder all or any of the shares of Senior Preferred Stock subject to a Redemption Notice that were submitted for redemption and for which the applicable Series A-1 Liquidation Value or Series A Liquidation Value, as applicable, has not been paid. Upon the Corporation’s receipt of such notice, (A) the Redemption Notice shall be null and void with respect to such shares of Senior Preferred Stock, and (B) the Corporation shall immediately return the applicable certificate, if any, or issue a new, to Holder (unless such shares of Senior Preferred Stock are held in book-entry form, in which case the Corporation shall deliver evidence to such Holder that a book-entry for such shares of Senior Preferred Stock then exists).

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Section 7. Conversion of Series A-1 Preferred Stock into Series A Preferred Stock.

(a) Automatic Conversion of Series A-1 Preferred Stock into Series A Preferred Stock. If the Corporation obtains the Nasdaq Approval at any time prior to the eighteen (18) month anniversary of the Issuance Date, on the date that the Corporation obtains such Nasdaq Approval (the “Nasdaq Approval Date”), each share of Series A-1 Preferred Stock shall automatically be converted into one share of Series A Preferred Stock.

(b) No Conversion of Series A-1 Preferred Stock into Common Stock. Shares of Series A-1 Preferred Stock shall not be convertible into shares of Common Stock.

Section 8. Conversion of Series A Preferred Stock into Common Stock.

(a) Conversion of Series A Preferred Stock into Common Stock at Option of Holder. Subject to Section 8(c) below, each share of Series A Preferred Stock shall be convertible, at any time and from time to time from and after the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the product of the Series A Conversion Ratio and the number of shares of Series A Preferred Stock to be converted. Holders shall effect conversions of Series A Preferred Stock into Common Stock by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Provided the Corporation’s transfer agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the DTC participant account nominated by the Holder through DTC’s Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The “Optional Conversion Date”, or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day after the Trading Date that the Notice of Conversion, completed and executed, is sent by facsimile or other electronic transmission to, and received during regular business hours by, the Corporation; provided that the original certificate(s) (if any) representing such shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Optional Conversion Date shall be defined as the Trading Day after the Trading Date on which the original shares of Series A Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation.

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(b) Mandatory Conversion of Series A Preferred Stock into Common Stock. If at any time after the Corporation shall have obtained the Nasdaq Approval, the Corporation consummates the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, pursuant to which (A) the price per share of the Common Stock in such offering is at least the Series A Mandatory Conversion Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and such offering results in at least $25 million in proceeds, net of the underwriting discount and commissions, to the Corporation and the Common Stock continues to be listed for trading on the Nasdaq Capital Market or another Exchange such as NYSE (such offering, an “Underwritten Offering”, and the date of the consummation of such Underwritten Offering is referred to herein as the “Mandatory Conversion Date” and together with each Optional Conversion Date, a “Conversion Date”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Series A Conversion Ratio and (ii) such shares may not be reissued by the Corporation. The provisions of Section 8(d) shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the conversion of shares of Series A Preferred Stock into Common Stock pursuant to this Section 8(b). Notwithstanding the foregoing, an Underwritten Offering shall not include, and shares of Series A Preferred Stock will not automatically convert to shares of Common Stock upon the consummation of, any Underwritten Offering that includes the issuance of warrants to purchase capital stock of the Corporation or any other Convertible Security.

(c) Series A Conversion Limitation. Notwithstanding anything herein to the contrary, from and after the Issuance Date until the Voting Date, the Corporation shall not effect any conversion of the Series A Preferred (the “Exchange Block”); provided, however, that from and after the Voting Date, the Exchange Block shall not apply. From and after the Voting Date, the Corporation shall not effect any conversion of the Series A Preferred Stock into Common Stock, and a Holder shall not have the right to convert any portion of the Series A Preferred Stock into Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Corporation may issue upon conversion of the Series A Preferred Stock under applicable Nasdaq Marketplace rules (the number of shares of Common Stock which may be issued without violating such rules, the “Exchange Cap”), except that the Exchange Cap shall not apply in the event that the Corporation obtains the approval of its stockholders as required by applicable Nasdaq Marketplace rules for issuances of shares of Common Stock without regard to the Exchange Cap (the “Nasdaq Approval”). Within six (6) months following the Issuance Date, the Corporation shall call a meeting (the date that such meeting is completed, the “Next Meeting Date”) of the Corporation’s stockholders for the purpose of soliciting the Nasdaq Approval for the issuance of the full amount of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, including the Series A Preferred Stock issuable upon conversion of the Series A-1 Preferred Stock, authorized and designated under this Certificate of Designation without regard to the Exchange Cap.

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(d) Mechanics of Conversion of Series A Preferred Stock into Common Stock.

(i) Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three (3) Trading Days after the applicable Conversion Date (the “Share Delivery Date”), the Corporation shall (a) deliver, or cause to be delivered, to the converting Holder or recipient of the Conversion Shares a physical certificate or certificates representing the number of Conversion Shares set forth in a Notice of Conversion being acquired upon the conversion of shares of Series A Preferred Stock, or (b) in the case of a DWAC Delivery (if so requested by the Holder), electronically transfer such Conversion Shares by crediting the DTC participant account nominated by the Holder through DTC’s DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series A Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series A Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(ii) Obligation Absolute. Subject to Section 8(c) hereof and subject to Holder’s right to rescind a Conversion Notice pursuant to Section 8(d)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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(iii) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder (or its transferee) the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, in each case that represent shares of Common Stock by the Share Delivery Date pursuant to Section 8(d)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required to or otherwise purchases (in an open market transaction or otherwise), shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 8(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series A Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 8(d)(i).

(iv) Not later than two (2) Business Days after the Nasdaq Approval Date, the Corporation shall issue to each Holder the number of shares of Series A Preferred Stock being acquired upon the conversion of shares of Series A-1 Preferred Stock held by such Holder pursuant to Section 7(a) solely in book-entry form or, if requested by any Holder, such shares may be issued in certificated form.

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(e) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will, at all times reserve and keep available out of its authorized and unissued shares of Series A Preferred Stock for the sole purpose of issuance upon conversion of the Series A-1 Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A-1 Preferred Stock, not less than such aggregate number of shares of the Series A Preferred Stock as shall be issuable upon the conversion of all outstanding shares of Series A-1 Preferred Stock. The Corporation covenants that all shares of Series A Preferred Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens and other encumbrances. The Corporation covenants that it will, at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, including all shares of Series A Preferred Stock issuable upon conversion of shares of Series A-1 Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 9) upon the conversion of all outstanding shares of Series A Preferred Stock, including all shares of Series A Preferred Stock issuable upon conversion of shares of Series A-1 Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens and other encumbrances.

(f) Fractional Shares No fractional shares or scrip representing fractional shares of Series A Preferred Stock shall be issued upon the conversion of the Series A-1 Preferred Stock. As to any fraction of a share of Series A Preferred Stock which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Stated Value. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share of Common Stock which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Series A Conversion Price.

(g) Transfer Taxes. The issuance of certificates (or book entry notations) for shares of Series A Preferred Stock upon conversion of the Series A-1 Preferred Stock and the issuance of certificates (or book entry notations) for shares of the Common Stock upon conversion of the Series A Preferred Stock, in each case, shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates (or such book entry notation), provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate (or such book entry notation) upon conversion in a name other than that of the registered Holder(s) of such shares of Series A-1 Preferred Stock or Series A Preferred Stock, as applicable, and the Corporation shall not be required to issue or deliver such certificates (or such book entry notation) unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

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(h) Status as Stockholder. Upon each Conversion Date and Mandatory Conversion Date: (i) the shares of Series A Preferred Stock being converted shall be deemed converted into shares of Common Stock; and (ii) the Holder’s rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates (or book entry notations) for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A Preferred Stock. From and after the Nasdaq Approval Date: (i) the shares of Series A-1 Preferred Stock shall be deemed converted into shares of Series A Preferred Stock; and (ii) the Holder’s rights as a Holder of such converted shares of Series A-1 Preferred Stock shall cease and terminate, excepting only the right to receive certificates (or book entry notations) for such shares of Series A Preferred Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A-1 Preferred Stock.

Section 9. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while any shares of Series A Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Series A Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 3 do not apply to such dividend or distribution, then and in each such event the Holders of Senior Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock, including if all shares of Series A-1 Preferred Stock shall have been converted to Series A Preferred Stock, had been converted into Common Stock on the date of such event.

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(c) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 5, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 9(a), Section 9(b), Section 9(e) or Section 9(f)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Certificate of Designation with respect to the rights and interests thereafter of the Holders of the Series A Preferred Stock, to the end that the provisions set forth in this Certificate of Designation (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

(d) No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Holders representing a majority of the Senior Preferred Stock (voting as a single class) then-outstanding agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(e) Deemed Issue of Additional Shares of Common Stock.

(i) If the Corporation at any time or from time to time after the Issuance Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

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(ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Section 9(f), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security pursuant to which an adjustment has already been made under this Section 9(e)) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 9(e)(ii) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(iii) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 9(f) (either because the consideration per share (determined pursuant to Section 9(g)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Issuance Date), are revised after the Issuance Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security pursuant to which an adjustment has already been made under this Section 9(e)) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 9(e)(ii)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section 9(f), the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

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(v) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Section 9(e) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (ii) and (iii) of this Section 9(e)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Section 9(e) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(f) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Issuance Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 9(e)), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series A Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock.

“CP1” shall mean the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock into Common Stock, including the shares of Series A-1 Preferred Stock into Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

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“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(g) Determination of Consideration. For purposes of this Certificate of Designation, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows: (i) such consideration shall: (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest; (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation.

(h) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 9(e), relating to Options and Convertible Securities, shall be determined by dividing: (i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(i) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 9(f), then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(j) Calculations. All calculations under this Certificate of Designation shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 9, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

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(k) Notice to the Holders.

(i) Adjustment to Series A Conversion Price. Whenever the Series A Conversion Price is adjusted pursuant to any provision of this Section 9, the Corporation shall promptly deliver to each Holder a notice setting forth the Series A Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any Liquidation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) consent of the Holders of Senior Preferred Stock is required pursuant to Section 4(d) or Section 4(e), then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of Series A Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, Liquidation or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 10. Miscellaneous.

(a) Lost or Mutilated Stock Certificates. If a Holder’s certificate representing shares of Series A Preferred Stock or Series A-1 Preferred Stock, if applicable, shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, if requested by the Holder, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock or Series A-1 Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested, without the requirement to post a bond. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe, without the requirement to post a bond.

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(b) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Senior Preferred Stock granted hereunder may be waived as to all shares of Senior Preferred Stock (and the Holders thereof) upon the written consent of the Holders of a majority of the shares of Senior Preferred Stock (voting as a single class) then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.

(c) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(f) Status of Converted Senior Preferred Stock. If any shares of Senior Preferred Stock shall be converted or redeemed by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock or Series A-1 Preferred Stock, as applicable.

********************

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IN WITNESS WHEREOF, Interpace Diagnostics Group, Inc., has caused this Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock to be executed by its duly authorized officer this 15th day of July, 2019.

INTERPACE DIAGNOSTICS GROUP, INC.

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INTERPACE DIAGNOSTICS GROUP, INC.

Interpace Diagnostics Group, Inc. (the “Corporation’’), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify:

FIRST: That the board of directors of the Corporation duly adopted resolutions declaring advisable the amendment of the Certificate of Incorporation of the Corporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that Article FIRST of the Corporation’s Certificate of Incorporation be amended to read in its entirety as follows:

FIRST: The name of the Corporation is Interpace Biosciences, Inc. (hereinafter called the “Corporation”).

SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of § 242 of the DGCL.

IN WITNESS WHEREOF, Interpace Diagnostics Group, Inc. has caused this certificate to be signed by a duly authorized officer, this 12th day of November, 2019.

/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President & Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
INTERPACE BIOSCIENCES, INC.

Interpace Biosciences, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof, and authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this “Certificate of Amendment”).

SECOND: At the Effective Time (as defined below), of this Certificate of Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware, each ten (10) shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value $0.01 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.

THIRD: The foregoing amendment shall be effective at 12.01 a.m. EST on Wednesday, January 15, 2020 (the “Effective Time”).

FOURTH: That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation for consideration at the special meeting of stockholders held on December 13, 2019 and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 14th day of January, 2020.

INTERPACE BIOSCIENCES, INC.

By:	/s/ Jack E. Stover _
Name:	Jack E. Stover
Title:	President and Chief Executive Officer

[Signature Page to Certificate of Amendment]

INTERPACE BIOSCIENCES, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

INTERPACE BIOSCIENCES, INC., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Section 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation on January 14, 2020:

RESOLVED, pursuant to authority expressly set forth in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock designated as the Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation is hereby authorized and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and this Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock is hereby approved as follows:

SERIES B CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“1315 Capital” means 1315 Capital II, L.P., a Delaware limited partnership, including its successors and assigns.

“Ampersand” means Ampersand 2018 Limited Partnership, a Delaware limited partnership, including its successors and assigns.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

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“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Deemed Liquidation” shall mean (a) a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

“DGCL” shall mean the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means any holder of Series B Preferred Stock.

“Issuance Date” means January 15, 2020.

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

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“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Corporation’s preferred stock, par value $0.01 per share.

“Series B Conversion Price” means an amount initially equal to six dollars ($6.00) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

“Series B Conversion Ratio” means, for each share of Series B Preferred Stock, the ratio obtained by dividing the Series B Liquidation Amount of such share by the Series B Conversion Price.

“Series B Liquidation Amount” has the meaning set forth in Section 5(a).

“Series B Liquidation Value” means an amount equal to the Series B Liquidation Amount divided by the number of shares of Series B Preferred Stock outstanding.

“Series B Mandatory Conversion Price” means an amount equal to twelve dollars ($12.00).

“Stated Value” means $1,000 per share.

“Trading Day” means a day on which the Common Stock is traded for any period on a principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2. Designation, Amount and Par Value; Assignment.

(a) The Preferred Stock designated by this Certificate of Designation shall be designated as the Corporation’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be 47,000.

(b) The Corporation shall register shares of the Series B Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series B Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series B Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. Shares of Series B Preferred Stock may be issued solely in book-entry form or, if requested by any Holder, such Holder’s shares may be issued in certificated form. The Corporation shall register the transfer of any shares of Series B Preferred Stock in the Series B Preferred Stock Register, upon surrender of the certificates (if applicable) evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate (or book-entry notation, if applicable) evidencing the shares of Series B Preferred Stock so transferred shall be issued to the transferee and a new certificate (or book-entry notation, if applicable) evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within two (2) Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

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Section 3. Dividends. Dividends may be declared and paid on the Series B Preferred Stock from funds lawfully available therefor as and when determined by the Corporation’s Board of Directors. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the Holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock pursuant to Section 6, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) multiplying such fraction by an amount equal to the Stated Value; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the Holders of Series B Preferred Stock pursuant to this Section 3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend.

Section 4. Voting Rights.

(a) Series B Preferred Stock Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such Holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate of Designation, Holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

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(b) Directors.

(i) For so long as Ampersand holds at least sixty percent (60%) of the Series B Preferred Stock held by Ampersand as of the Issuance Date, Ampersand shall be entitled to elect two (2) directors of the Corporation, provided that one (1) director elected by Ampersand must qualify as an “independent director” under Rule 5605(a)(2) of the of the listing rules of the Nasdaq Stock Market (or any successor rule) or under any similar rule promulgated by such other exchange on which the Corporation’s securities are then listed or designated. For so long as Ampersand holds less than sixty percent (60%) of the Series B Preferred Stock held by Ampersand as of the Issuance Date but at least forty percent (40%) of the Series B Preferred Stock held by Ampersand as of the Issuance Date, Ampersand shall be entitled to elect one (1) director of the Corporation.

(ii) For so long as 1315 Capital holds at least sixty percent (60%) of the Series B Preferred Stock held by 1315 Capital as of the Issuance Date, 1315 Capital shall be entitled to elect two (2) directors of the Corporation, provided that one (1) director elected by 1315 Capital must qualify as an “independent director” under Rule 5605(a)(2) of the of the listing rules of the Nasdaq Stock Market (or any successor rule) or under any similar rule promulgated by such other exchange on which the Corporation’s securities are then listed or designated. For so long as 1315 Capital holds less than sixty percent (60%) of the Series B Preferred Stock held by 1315 Capital as of the Issuance Date but at least forty percent (40%) of the Series B Preferred Stock held by 1315 Capital as of the Issuance Date, 1315 Capital shall be entitled to elect one (1) director of the Corporation.

(iii) The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series B Preferred Stock), exclusively and voting together as a single class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

(iv) Any director elected pursuant to this Section 4(b) may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 4(b).

(c) Protective Provisions. Notwithstanding anything in this Certificate of Designation to the contrary, for so long as any shares of the Series B Preferred Stock remain outstanding, the following actions may only be taken by the Corporation or any of its direct or indirect subsidiaries with the written consent of Holders representing at least seventy-five percent (75%) of the outstanding shares of Series B Preferred Stock (voting as a single class):

(i) amend, waive, alter or repeal the preferences, rights, privileges or powers of the Holders of the Series B Preferred Stock;

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(ii) amend, alter or repeal any provision of this Certificate of Designation in a manner that is adverse to the Holders of Series B Preferred Stock;

(iii) authorize, create or issue any equity securities senior to or pari passu with the Series B Preferred Stock; or

(iv) increase or decrease the number of directors constituting the Board of Directors of the Corporation.

(d) Additional Protective Provisions. Notwithstanding anything in this Certificate of Designation to the contrary, for so long as at least thirty percent (30%) of the Series B Preferred Stock outstanding as of the Issuance Date remains outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the following actions may only be taken by the Corporation or any of its direct or indirect subsidiaries with the written consent with the consent of Holders representing at least seventy-five percent (75%) of the outstanding shares of Series B Preferred Stock (voting as a single class):

(i) (1) authorize, create or issue any debt securities for borrowed money or funded debt pursuant to which the Corporation or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security in the same transaction or a series of related transactions; or (2) authorize, create or issue any debt securities for borrowed money or funded debt pursuant to which the Corporation or any of its direct or indirect subsidiaries does not issue shares, warrants or any other convertible security in the same transaction or a series of related transactions exceeding $4.5 million initially (the “Debt Threshold”), excluding, however: (i) any capitalized and operating leases entered into by the Corporation or its direct or indirect subsidiaries in the ordinary course of business consistent with past practice and (ii) any debt incurred by the Corporation pursuant to the terms of the Corporation’s existing term loan and credit facility with Silicon Valley Bank; provided, that if the aggregate consolidated revenue recognized by the Corporation and its direct or indirect subsidiaries (the “Combined Revenue”) as reported by the Corporation on Form 10-K as filed with the Commission for any fiscal year ending after the Issuance Date exceeds $45 million dollars, the Debt Threshold for the following fiscal year shall increase to an amount equal to: (x) ten percent (10%); multiplied by (y) the Combined Revenue as reported by the Corporation on Form 10-K as filed with the Commission for the previous fiscal year;

(ii) merge with or acquire all or substantially all of the assets of one or more other companies or entities with a value in excess of $20 million (the “Acquisition Threshold”); provided, that the Acquisition Threshold shall increase on a straight line basis to an amount up to $40 million, but in no event greater than $40 million, to the extent Combined Revenue for the then-most recently completed quarterly period as reported by the Corporation on Form 10-K as filed with the Commission or Form 10-Q as filed with the Commission, as applicable, falls between the Combined Revenue for the Corporation’s fiscal quarter ended on September 30, 2019, and 100% greater than the Combined Revenue for the Corporation’s fiscal quarter ended on September 30, 2019;

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(iii) materially change the nature of the business of the Corporation or any of its direct or indirect subsidiaries as it is proposed to be conducted as of the Issuance Date.;

(iv) consummate any Liquidation (as defined below);

(v) transfer, by sale, exclusive license or otherwise, material intellectual property rights of the Corporation or any of its direct or indirect subsidiaries, other than licenses, transfers or sales of products accomplished in the ordinary course of business consistent with past practice;

(vi) declare or pay any cash dividend or make any cash distribution on any equity interests of the Corporation other than the Series B Preferred Stock;

(vii) repurchase or redeem any shares of capital stock of the Corporation, except for: (1) the redemption of the Series B Preferred Stock pursuant to Section 5(d); or (2) repurchases of Common Stock under agreements previously approved by the Board of Directors of the Corporation with employees, consultants, advisors or others who performed services for the Corporation or any direct or indirect subsidiary in connection with the cessation of such employment or service;

(viii) (1) incur any additional individual debt, indebtedness for borrowed money or other additional liabilities pursuant to which the Corporation or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security in the same transaction or a series of related transactions; or (2) incur any individual debt, indebtedness for borrowed money or other liabilities pursuant to which the Corporation or any of its direct or indirect subsidiaries does not issue shares, warrants or any other convertible security in the same transaction or a series of related transactions in excess of the Debt Threshold (in each case, excluding: (x) any capitalized and operating leases entered into by the Corporation or its direct or indirect subsidiaries in the ordinary course of business consistent with past practice; (y) any debt incurred by the Corporation pursuant to the terms of the Corporation’s existing term loan and credit facility with Silicon Valley Bank; and (z) any purchase money financing in connection with the acquisition of equipment or otherwise);

(ix) change any accounting methods or practices of the Corporation or any of its direct or indirect subsidiaries, except for those changes required by GAAP or applicable regulatory agencies or authorities, including but not limited to the Securities and Exchange Commission and the Financial Accounting Standards Board, in each case, as consented to by the Corporation’s independent auditors; or

(x) conduct a public offering of Common Stock registered with the Securities and Exchange Commission, including any at-the-market offering of the Corporation’s Common Stock.

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Section 5. Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation (a “Liquidation”), the Holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (on a pari passu basis with the holders of any class or series of Preferred Stock ranking on liquidation on a parity with the Series B Preferred Stock), and before any payment shall be made to the holders of Common Stock or any other class or series of Preferred Stock ranking on liquidation junior to the Series B Preferred Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to the greater of (i) the Stated Value of such share of Series B Preferred Stock, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 6 immediately prior to such Liquidation, (the amount payable in respect of shares of Series B Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Series B Preferred Stock and any series of Preferred Stock ranking on liquidation on a parity with the Series B Preferred Stock the full amount to which they shall be entitled under this Section 5(a), the Holders of shares of Series B Preferred Stock and any series of Preferred Stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) In the event of any Liquidation, after the payment of all preferential amounts required to be paid to the Holders of shares of Series B Preferred Stock and any other series of Preferred Stock ranking on liquidation senior to the Common Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

(c) The Corporation shall not have the power to effect a Deemed Liquidation unless the definitive agreement regarding such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5 of this Certificate of Designation.

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(d) If following a Deemed Liquidation the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within sixty (60) days after such Deemed Liquidation, then (i) the Corporation shall send a written notice to each Holder of Series B Preferred Stock no later than the sixtieth (60th) day after the Deemed Liquidation advising such Holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series B Preferred Stock, and (ii) if the Holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock so request in a written instrument delivered to the Corporation not later than sixty (60) days after receipt of such notice, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation) (the “Net Proceeds”), to the extent legally available therefor, on the one hundred fiftieth (150th) day after such Deemed Liquidation, to redeem all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Value. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Series B Preferred Stock and of any other series of Preferred Stock ranking on redemption on parity with the Series B Preferred Stock that is required to then be redeemed, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall first redeem a pro rata portion of each Holder’s shares of Series B Preferred Stock and any such other series of Preferred Stock ranking on redemption on a parity with the Series B Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares. If upon any such redemption, the assets of the Corporation lawfully available to effect such redemption shall be insufficient to pay the Holders of shares of Series B Preferred Stock and any series of Preferred Stock ranking on redemption on a parity with the Series B Preferred Stock, the full amount to which they shall be entitled under this Section 5(d), the Holders of shares of Series B Preferred Stock and any series of Preferred Stock ranking on redemption on a parity with the Series B Preferred Stock shall share ratably in any distribution of the assets lawfully available for such redemption in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such redemption if all amounts payable on or with respect to such shares were paid in full, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Section 5(d), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation, except to discharge expenses incurred in connection with such Deemed Liquidation or in the ordinary course of business consistent with past practice.

(e) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity; provided, that the value of any such non-cash property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

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Section 6. Conversion of Series B Preferred Stock into Common Stock.

(a) Conversion of Series B Preferred Stock into Common Stock at Option of Holder.

Subject to Section 6(c) below, each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the product of the Series B Conversion Ratio and the number of shares of Series B Preferred Stock to be converted. Holders shall effect conversions of Series B Preferred Stock into Common Stock by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Provided the Corporation’s transfer agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the DTC participant account nominated by the Holder through DTC’s Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The “Optional Conversion Date”, or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day after the Trading Date that the Notice of Conversion, completed and executed, is sent by facsimile or other electronic transmission to, and received during regular business hours by, the Corporation; provided that the original certificate(s) (if any) representing such shares of Series B Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Optional Conversion Date shall be defined as the Trading Day after the Trading Date on which the original shares of Series B Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation.

(b) Mandatory Conversion of Series B Preferred Stock into Common Stock. If the Corporation consummates the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, pursuant to which (A) the price per share of the Common Stock in such offering is at least the Series B Mandatory Conversion Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (B) such offering results in at least $25 million in proceeds, net of the underwriting discount and commissions, to the Corporation and the Common Stock continues to be listed for trading on the Nasdaq Capital Market or another Exchange such as NYSE (such offering, an “Underwritten Offering”, and the date of the consummation of such Underwritten Offering is referred to herein as the “Mandatory Conversion Date” and together with each Optional Conversion Date, a “Conversion Date”), (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Series B Conversion Ratio and (ii) such shares may not be reissued by the Corporation. The provisions of Section 6(c) shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the conversion of shares of Series B Preferred Stock into Common Stock pursuant to this Section 6(b). Notwithstanding the foregoing, an Underwritten Offering shall not include, and shares of Series B Preferred Stock will not automatically convert to shares of Common Stock upon the consummation of, any Underwritten Offering that includes the issuance of warrants to purchase capital stock of the Corporation or any other Convertible Security.

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(c) Mechanics of Conversion of Series B Preferred Stock into Common Stock.

(i) Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three (3) Trading Days after the applicable Conversion Date (the “Share Delivery Date”), the Corporation shall electronically transfer the number of Conversion Shares set forth in a Notice of Conversion being acquired upon the conversion of shares of Series B Preferred Stock by crediting the DTC participant account nominated by the Holder through DTC’s DWAC system. If in the case such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series B Preferred Stock certificate delivered to the Corporation and such Holder shall promptly direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series B Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(ii) Obligation Absolute. Subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6(c)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii) Compensation for Buy-In on Failure to Timely Deliver Shares Upon Conversion. If the Corporation fails to effect a DWAC Delivery that represents shares of Common Stock by the Share Delivery Date pursuant to Section 6(c)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required to or otherwise purchases (in an open market transaction or otherwise), shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely effect a DWAC Delivery representing shares of Common Stock upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series B Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i).

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(d) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will, at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series B Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens and other encumbrances.

(e) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share of Common Stock which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Series B Conversion Price.

(f) Transfer Taxes. The issuance of book entry notations for shares of the Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue of such book entry notation, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance of such book entry notation upon conversion in a name other than that of the registered Holder(s) of such shares of Series B Preferred Stock, and the Corporation shall not be required to issue such book entry notation unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(g) Status as Stockholder. Upon each Conversion Date and Mandatory Conversion Date: (i) the shares of Series B Preferred Stock being converted shall be deemed converted into shares of Common Stock; and (ii) the Holder’s rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive book entry notations for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series B Preferred Stock.

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Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while any shares of Series B Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Series B Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the Holders of Series B Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

(c) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 5, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 7(a) or Section 7(b)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Certificate of Designation with respect to the rights and interests thereafter of the Holders of the Series B Preferred Stock, to the end that the provisions set forth in this Certificate of Designation (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

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(d) Calculations. All calculations under this Certificate of Designation shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(e) Notice to the Holders.

(i) Adjustment to Series B Conversion Price. Whenever the Series B Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Series B Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any Liquidation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) consent of the Holders of Series B Preferred Stock is required pursuant to Section 4(c) or Section 4(d), then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of Series B Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, Liquidation or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

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Section 8. Miscellaneous.

(a) Lost or Mutilated Stock Certificates. If a Holder’s certificate representing shares of Series B Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, if requested by the Holder, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested, without the requirement to post a bond. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe, without the requirement to post a bond.

(b) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the written consent of the Holders of at least seventy-five percent (75%) of the shares of Series B Preferred Stock (voting as a single class) then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.

(c) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(f) Status of Converted Series B Preferred Stock. If any shares of Series B Preferred Stock shall be converted or redeemed by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

********************

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IN WITNESS WHEREOF, Interpace Biosciences, Inc., has caused this Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock to be executed by its duly authorized officer this 14th day of January, 2020.

INTERPACE BIOSCIENCES, INC.

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President & Chief Executive Officer

[Signature Page to Certificate of Designation]

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER

IN ORDER TO CONVERT SHARES OF SERIES B PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series B Preferred Stock indicated below, represented by stock certificate No(s). _____ (the “Preferred Stock Certificates”), into shares of common stock, par value $0.01 per share (the “Common Stock”), of Interpace Biosciences, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Delaware Secretary of State on January 14, 2020.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series B Preferred Stock owned prior to Conversion:

Number of shares of Series B Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

Or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:
Name:
Title:
Date: